Exhibit 99.1
FOR IMMEDIATE RELEASE
STERLING CONSTRUCTION COMPANY, INC.
LAUNCHES PUBLIC OFFERING OF SHARES
Houston, TX — January 3, 2006. Sterling Construction Company, Inc. (AMEX:STV) (“Sterling” or the “Company”) today announced that it has commenced a public offering of up to 1.7 million shares of its common stock. In addition, the Company intends to provide for the sale of approximately 320,000 Sterling shares held by a former director of the Company and two other selling stockholders, at the same price per share as those to be sold by the Company. The Company intends to grant to the underwriters a 30-day option to purchase up to an additional 303,263 shares of Sterling common stock to cover over-allotments, if any.
The Company plans to use the net proceeds of the offering to acquire property, plant and equipment to more efficiently complete a number of projects in its contract backlog, as well as to position it to capitalize on future project opportunities; the anticipated repayment of the Company’s 12% promissory notes held by management, directors and affiliates of the Company; and other general corporate purposes, including working capital to increase the Company’s bonding capacity, to finance ongoing business operations and to fund future growth of the Company’s construction business.
D.A. Davidson & Co. will be the sole book runner for this offering and Morgan Joseph & Co. Inc. will act as co-manager. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. When available, copies of the preliminary prospectus may be obtained from D.A. Davidson & Co. — Prospectus Department, 8 Third Street North, Great Falls, MT 59401, 406-791-7319; or Morgan Joseph & Co. Inc. Prospectus Department, 600 Fifth Avenue 19th Floor, New York, NY 10020-2302, 212-218-3288.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.
Sterling Construction Company operates a heavy civil construction business specializing in the building and reconstruction of transportation and water infrastructure projects in Texas. Its transportation infrastructure projects include highways, roads, bridges and light rail, and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to known and unknown risks and uncertainties, which could cause actual results in future periods to differ materially from those anticipated. The factors which could cause a variance between projected and actual
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Sterling Construction Company News Release

January 3, 2006
results include general economic, market and business conditions, competitors’, customers’, suppliers’ and sub-contractors’ actions, weather conditions, the effectiveness of management’s strategies and decisions, and new or modified statutory, environmental or regulatory requirements. The Company’s Annual Report on Form 10-K for the period ended December 31, 2004 and all reports subsequently filed by the Company with the Securities and Exchange Commission identify other factors which could cause differences between such forward-looking statements and actual results. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company of future financial results or other events is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief. The Company does not undertake, and specifically disclaims, any obligation to update its predictions or any other information disclosed herein or to announce results of any revisions to any of the predictions contained herein to reflect future events or developments.

Contact:
Sterling Construction Company, Inc.	Investor Relations Counsel
Maarten Hemsley, CFO, 781-934-2219	The Equity Group Inc.
or	Linda Latman 212-836-9609
Joseph Harper, President, 281-821-9091	Andreas Marathovouniotis 212-836-9611
www.sterlingconstructionco.com	www.theequitygroup.com
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